DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation
(PURSUANT TO NRS 78)

Entity # E0354902006-5
Document Number: 20060300610-88

Date Filed:
5/11/2006 11:42:07 AM
In the office of
[signature]
Dean Heller
Secretary of State

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	MILLINGTON MINING INC.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	CSC SERVICES OF NEVADA, INC. Name 502 EAST JOHN STREET — Street Address; Carson City — City; Nevada — State; 89706 — Zip Code Optional Mailing Address; City; State; Zip Code
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 100000000; Par value: $ 0.001; Number of shares without par value:
4. **Names & Addresses, of Board of Directors/Trustees:** (attach additional page there is more than 3 directors/trustees)	1. GREG THOMPSON Name 510-999 WEST HASTINGS STREET — Street Address; VANCOUVER — City; BC — State; V6C 2W2 — Zip Code 2. Name Street Address; City; State; Zip Code 3. Name Street Address; City; State; Zip Code
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be:
6. **Names, Address and Signature of Incorporator.** (attach additional page there is more than 1 incorporator)	CSC SERVICES OF NEVADA, INC. — Name; [signature] Signature 502 EAST JOHN STREET — Address; CARSON CITY — City; NV — State; 89706 — Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. [signature] Authorized Signature of R. A. or On Behalf of R. A. Company 5/11/06 Date

This form must be accompanied by appropriate fees.